UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2010 (June 1, 2010)

Date of Report (Date of earliest event reported)

TapImmune Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bellevue Way NE, Suite 400 Bellevue, WA 98004	V6N 3E6
(Address of principal executive offices)	(Zip Code)

425-462-2556
Registrant's telephone number, including area code

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 1, 2010, we entered into a Technology Option Agreement with the Mayo Foundation for Education and Research for the clinical development of a breast cancer vaccine technology.  Subject to the approval and guidance of the US Food and Drug Administration, Mayo Clinic plans to conduct a Phase I clinical trial in breast cancer patients who have a form of breast cancer that express Her2/neu receptors (also called Her2/neu breast cancer).  Under the Agreement, Mayo granted TapImmune an exclusive option to license this technology in exchange for an option fee of $65,000 and our agreement to pay up to $841,000 for the Phase I trial as part of a Sponsored Research Agreement. We can exercise the option upon the conclusion of the Phase I clinical trials under terms agreed between Mayo Clinic and TapImmune in a Patent and Technology License Agreement.

Item 7.01                      Regulation FD Disclosure.

On June 1, 2010, we issued a press release entitled “TapImmune Executes a Licensing Option Agreement for a Breast Cancer Vaccine Technology”. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.

10.1	Technology Option Agreement, dated June 1, 2010, between TapImmune Inc. and Mayo Foundation for Education and Research
99.1	Press Release entitled “TapImmune Executes a Licensing Option Agreement for a Breast Cancer Vaccine Technology”, dated June 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By: /s/ Denis Corin
Denis Corin
President

June 4, 2010